Exhibit 99.1

                                                               EXECUTION VERSION

  A. BRUCE CAMERON, E. ROSE STEINKE, QUASAR PAGING LTD., QUASAR COMMUNICATIONS LTD., CAR-JEN HOLDINGS LTD., THOMAS COMMUNICATIONS LTD., I. TOOMBS & SONS
     HOMES LTD., CLARENCE KNIPPEL and LYDIA KNIPPEL (jointly), ALAN VILLETT,
                                 ROBERT C. KING

                                     - AND -

                        WIRELESS AGE COMMUNICATIONS, INC.

                       -----------------------------------
                            SHARE PURCHASE AGREEMENT
                       -----------------------------------

                          Fasken Martineau DuMoulin LLP
                            66 Wellington Street West
                     Suite 4200, Toronto Dominion Bank Tower
                      P.O. Box 20, Toronto-Dominion Centre
                                Toronto, Ontario
                                     M5K 1N6

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1       INTERPRETATION.................................................1
           1.1  Definitions....................................................1
           1.2  Statutes.......................................................9
           1.3  Generally Accepted Accounting Principles.......................9
           1.4  Headings......................................................10
           1.5  Number and Gender.............................................10
           1.6  Entire Agreement..............................................10
           1.7  Amendment.....................................................10
           1.8  Waiver of Rights..............................................10
           1.9  Schedules.....................................................10
           1.10 Applicable Law................................................11
           1.11 Currency......................................................11
           1.12 Tender........................................................11
           1.13 Performance on Holidays.......................................11
           1.14 Calculation of Time...........................................11
           1.15 Third Party Beneficiaries.....................................12
           1.16 Knowledge of the Sellers......................................12
           1.17 Shareholders' Agreement.......................................12

ARTICLE 2       PURCHASE AND SALE OF THE PURCHASED SHARES.....................12
           2.1  Purchase and Sale of the Purchased Shares.....................12
           2.2  Purchase Price................................................12
           2.3  Delivery of Certificates......................................13
           2.4  Place of Closing..............................................13

ARTICLE 3       REPRESENTATIONS AND WARRANTIES................................13
           3.1  Representations and Warranties of Sellers.....................13
           3.2  Representations and Warranties of the Buyer...................23
           3.3  Commission....................................................24
           3.4  Non-Waiver....................................................25
           3.5  Qualification of Representations and Warranties...............25
           3.6  Survival of Representations and Warranties of Sellers.........25
           3.7  Survival of Representations and Warranties of Buyer...........25

ARTICLE 4       OTHER COVENANTS...............................................26
           4.1  Filings with Governmental Agencies............................26
           4.2  Post-Closing Access...........................................26
           4.3  Bank Accounts.................................................26
           4.4  Repayment of HSBC Loan........................................27
           4.5  Registration Statement........................................27
           4.6  Discharge of Shareholder Loans................................28

ARTICLE 5       INDEMNIFICATION...............................................28


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                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

           5.1  Definitions...................................................28
           5.2  Indemnification by the Sellers................................30
           5.3  Indemnification by the Buyer..................................30
           5.4  Agency for Representatives....................................30
           5.5  Notice of Third Party Claims..................................31
           5.6  Defence of Third Party Claims.................................31
           5.7  Assistance for Third Party Claims.............................31
           5.8  Settlement of Third Party Claims..............................32
           5.9  Direct Claims.................................................32
           5.10 Failure to Give Timely Notice.................................32
           5.11 Reductions and Subrogation....................................32
           5.12 Tax Effect....................................................33
           5.13 Payment and Interest..........................................33
           5.14 Limitation....................................................33
           5.15 Rights in Addition............................................34

ARTICLE 6       GENERAL.......................................................34
           6.1  Expenses......................................................34
           6.2  Time..........................................................34
           6.3  Notices.......................................................34
           6.4  Enurement.....................................................35
           6.5  Further Assurances............................................36
           6.6  Remedies Cumulative...........................................36
           6.7  Set-Off.......................................................36
           6.8  Independent Legal Advice......................................36
           6.9  Counterparts..................................................36
           6.10 Facsimile or Email Execution..................................36


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                            SHARE PURCHASE AGREEMENT

            THIS AGREEMENT is made as of the 30th day of July, 2004 between A. BRUCE CAMERON, an individual residing in the city of Maple Ridge, British Columbia, E. ROSE STEINKE, an individual residing in the city of Kamloops, British Columbia, QUASAR PAGING LTD., a corporation incorporated under the laws of British Columbia, QUASAR COMMUNICATIONS LTD., a corporation incorporated under the laws of British Columbia, CAR-JEN HOLDINGS LTD., a corporation incorporated under the laws of British Columbia, THOMAS COMMUNICATIONS LTD., a corporation incorporated under the laws of British Columbia, I. TOOMBS & SONS HOMES LTD., a corporation incorporated under the laws of British Columbia, CLARENCE KNIPPEL, an individual residing in the city of Kelowna, British Columbia and LYDIA KNIPPEL, an individual residing in the city of [Kelowna, British Columbia] (jointly), ALAN VILLETT, an individual residing in the city of Surrey, British Columbia, ROBERT C. KING, an individual residing in the city of Quesnel, British Columbia (collectively, the "Sellers", and each individually, a "Seller") and WIRELESS AGE COMMUNICATIONS, INC., a corporation incorporated under the laws of Nevada (the "Buyer").

BACKGROUND:

1. The Sellers are the legal and beneficial owners of the Purchased Shares (as hereinafter defined).

2. The Buyer wishes to purchase all but not less than all of the Purchased Shares and the Sellers have agreed to sell all but not less than all of the Purchased Shares to the Buyer.

            IN CONSIDERATION of the premises and the respective agreements in this Agreement, and of other consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1         Definitions

            In this Agreement,

            "Accounting Records" means all of the Target Group's books of account, accounting records and other financial data and information, including copies of filed Tax Returns and tax assessment notices for each of the fiscal years of the Target Group ended December 31, 2002 and 2003;

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            "Accounts Receivable" means all accounts receivable of the Target
            Group at the Closing Time;

            "Affiliate" means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with such Person, and includes any Person in like relation to an Affiliate. A Person shall be deemed to "control" a Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms "controls", "controlling" and "controlled" shall have a similar meaning;

            "Agreement" means this share purchase agreement and all attached schedules, in each case as the same may be supplemented, amended, restated or replaced from time to time;

            "Applicable Law" means any domestic or foreign statute, law (including the common law), ordinance, rule, regulation, restriction, regulatory policy or guideline, by-law (zoning or otherwise), or Order, or any consent, exemption, approval or Licence of any Governmental Authority, that applies in whole or in part to the Sellers, the Buyer, the Target Group, the Business, the way the Business is carried on or to any of the Purchased Shares;

            "Articles" means the respective articles of incorporation of the Target Group and amendments thereto;

            "Assets" means all of the assets, real and personal, tangible and intangible, and undertaking of the Target Group, including assets of the Target Group listed in the Schedules;

            "Associates" has the meaning specified in the Business Corporations Act (Ontario);

            "Benefit Plans" means all bonus, deferred compensation, incentive compensation, share purchase, share appreciation and share option, severance or termination pay, hospitalization or other medical benefits, life or other insurance, dental, disability, salary continuation, vacation, supplemental unemployment benefits, profit-sharing, mortgage assistance, employee loan, employee assistance, pension, retirement or supplemental retirement plan or agreement (including any defined benefit or defined contribution pension plan and any group registered retirement savings plan), and each other employee benefit plan or agreement (whether oral or written, formal or informal, funded or unfunded) sponsored, maintained or contributed to or required to be contributed to by the Target Group for the benefit of any of the Employees, whether or not insured and whether or

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            not subject to any Applicable Law, except that the term "Benefit
            Plans" shall not include any statutory plans with which the Target Group is required to comply, including the Canada/Quebec Pension Plan or plans administered pursuant to applicable provincial health tax, workers' compensation, workers' safety and insurance and unemployment insurance legislation;

            "Books and Records" means the Accounting Records, the corporate records of the Target Group and all books, records, books of account, sales and purchase records, lists of suppliers and customers, credit and pricing information, formulae, business, engineering and consulting reports and research and development information and plans and projections of or relating to the Target Group or the Business and all other documents, files, records, correspondence, and other data and information, financial or otherwise, which are relevant to the Target Group or the Business, including all data and information stored electronically or on computer related media;

            "Bring-Down Date" means December 31, 2003;

            "Buildings" means all plants, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situate on or forming part of the Leased Premises;

            "Business" means collectively the business carried on by Marlon, being principally the wholesale distribution of wireless communication and data, as well as the business carried on by Marlon Recreational, being principally the wholesale distribution of recreational marine equipment and products and of recreational equipment, tools and products;

            "Business Day" means a day other than a Saturday or Sunday, on which Canadian chartered banks are open for the transaction of domestic business in Toronto, Ontario or Vancouver, British Columbia;

            "Closing" means the completion of the sale to, and purchase by the Buyer of, the Purchased Shares and the completion of all other transactions contemplated by this Agreement which are to occur contemporaneously with the purchase and sale of the Purchased Shares;

            "Closing Date" means the date hereof or such other Business Day as the Parties agree in writing as the date that the Closing shall take place;

            "Closing Document" means any document delivered at or subsequent to the Closing Time as provided in or pursuant to, this Agreement;

            "Closing Time" means 11:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Parties agree in writing that the Closing shall take place;

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            "Collective Agreement" means any collective agreement, letter of understanding, letter of intent or other written communication with any trade union or association which may qualify as a trade union, which would cover any Employees;

            "Condition of the Business" means the condition of the Target Group including the Assets, liabilities, operations, activities, earnings, prospects, affairs and financial position of the Target Group;

            "Contracts" means the material contracts, agreements, licence agreements and other legally binding instruments entered into by the Target Group, including those identified on Schedule 3.1.12 or
            Schedule 3.1.14;

            "Contractual Rights" means the full benefit of all unfilled customer purchase orders, quotations, tenders for contracts which remain open for acceptance, and entitlements and engagements to which the Target Group is entitled at the Closing Time, whether written or oral, including any deposits made in connection therewith and forward commitments of the Target Group for supplies or materials entered into in the ordinary course and listed on Schedule 3.1.12;

            "Convertible Security" means a security of a body corporate which is convertible into, exchangeable for or which carries an obligation to purchase, one or more shares or Voting Securities of such body corporate;

            "Copyright" means all registered and unregistered copyright of the Target Group;

            "Current Employees" means those individuals employed by the Target Group on the date hereof and listed on Schedule 3.1.14;

            "Disposal" means any disposal by any means, including dumping, incineration, spraying, pumping, injecting, depositing or burying;

            "Employees" means the Current Employees who are employed by the Target Group at the Closing Time;

            "Encumbrance" means any encumbrance of any kind whatever (registered or unregistered) and includes a security interest, mortgage, lien, hypothec, pledge, hypothecation, assignment, charge, security under section 426 or section 427 of the Bank Act (Canada), trust or deemed trust (whether contractual, statutory or otherwise arising), a voting trust or pooling agreement with respect to securities, any adverse claim or any other right, option or claim of others of any kind whatever affecting the Purchased Shares or the Assets or the use thereof, or any covenant or other agreement, restriction or limitation on the transfer of the Purchased Shares, a deposit by way of security and any easement, restrictive covenant, limitation, agreement or right of way, restriction, encroachment,

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                                      -7-


            burden or title reservation of any kind affecting any rights or privileges capable of becoming any of the foregoing ;

            "Environment" includes the air, surface water, underground water, any land, soil or underground space even if submerged under water or covered by a structure, all living organisms and the interacting natural systems that include components of air, land, water, organic and inorganic matters and living organisms and the environment or natural environment as defined in any Environmental Law and "Environmental" shall have a similar extended meaning;

            "Environmental Compliance Review" includes all Environmental audits, Environmental assessments and all Environmental studies or evaluations related in any way to the Target Group;

            "Environmental Laws" includes all federal, provincial, municipal or local statutes, regulations, by-laws, guidelines, policies or rules, Orders and the common law, relating in whole or in part to the Environment and includes those laws relating to the storage, generation, use, handling, manufacture, processing, transportation, import, export, treatment, Release or Disposal of any Hazardous Substance and any laws relating to asbestos or asbestos containing materials in the Environment, in the workplace or in any Building;

            "Environmental Notice" includes any directive, Order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or implied, from any Person, relating to non-compliance with or breach of any Environmental Law or Environmental Permit;

            "Environmental Permits" includes all permits, certificates, approvals, consents, authorizations, registrations, and licences issued, granted, conferred, created or required by any Governmental Authority pursuant to any Environmental Laws;

            "Equipment" means all fixed assets and tangible personal property of the Target Group, including all equipment described in Schedule
            3.1.13 and all machines, machinery, trucks and other mobile equipment, fixtures, tools, moulds, jigs, dies, furniture, furnishings, vehicles, material handling equipment, typewriters, computers, photocopiers, office equipment, implements, tools and spare parts used in the Business;

            "Equipment Leases" means the leases of personal property entered into by the Target Group and listed or identified on Schedule 3.1.23;

            "Financial Statements" means collectively the consolidated unaudited financial statements of the Target Group for their fiscal years ended

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            December 31, 2002 and 2003, copies of which are attached in Schedule
            3.1.9;

            "Generally Accepted Accounting Principles" means generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which any calculation or determination is required to be made in accordance with generally accepted accounting principles, and where the Canadian Institute of Chartered Accountants includes a recommendation in its Handbook concerning the treatment of any accounting matter, such recommendation shall be regarded as the only generally accepted accounting principle applicable to the circumstances that it covers;

            "Governmental Authority" means any domestic or foreign government whether federal, provincial, state or municipal and any governmental agency, governmental authority, governmental tribunal or governmental commission of any kind whatever;

            "GST" means all goods and service taxes, sales taxes levied by the federal government of Canada, value added taxes or multistage taxes and all provincial sales taxes integrated with such federal taxes, assessed, rated or charged upon the Target Group;

            "Hazardous Substance" means any pollutant, contaminant, waste, hazardous substance, hazardous material, toxic substance, dangerous substance or dangerous good as defined, judicially interpreted or identified in any Environmental Law, including any that may impair the quality of any waters;

            "including" means "including without limitation" and the term "including" shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it;

            "Industrial Designs" means any industrial designs or similar rights of the Target Group whether registered or not;

            "Intellectual Property Rights" means all intellectual property rights of the Target Group, including:

            (a)   all Trade Marks;

            (b)   all Copyrights and Industrial Designs;

            (c)   all Patents;

            (d)   all licences, sub-licences and franchises;

            (e)   all trade secrets and confidential information;

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            (f)   all computer software and rights related thereto; and

            (g) all renewals, modifications and extensions of any of items (a) through (f);

            "Inventory" means all inventories of raw materials, work-in-progress, stock-in-trade, finished goods, supplies, packaging and advertising and publicity materials of the Target Group, wherever located, and whether on consignment or not;

            "Leased Premises" means the lands and Buildings which are subject to the Leases;

            "Leases" means the leases set forth in Schedule 3.1.21;

            "Licence" means any licence, permit, approval, right, privilege, concession or franchise issued, granted, conferred or otherwise created by a Governmental Authority;

            "Lowe Consent" means the written consent, from Lowe Boats, Inc. ("Lowe"), for the Target Group to continue, subsequent to the change in control of the Target Group, as a representative of Lowe to solicit sales of Lowe products upon the same terms as set forth in the manufacturer's representative agreement dated as of March, 2003 between Lowe and Marlon Recreational;

            "Marlon" means Marlon Distributors Ltd., a corporation incorporated under the Canada Business Corporations Act;

            "Marlon Recreational" means Marlon Recreational Products Ltd., a corporation incorporated under the laws of British Columbia and a wholly-owned subsidiary of Marlon;

            "Non-Active Employees" means the Employees who are absent from work on the Closing Date by reason of short or long term disability or by reason of authorized leave of absence, but for greater certainty does not include Employees who are absent from work on the Closing Date by reason of holiday, parental leave or scheduled day off;

            "Occupational Health and Safety Acts" means occupational health and safety legislation of any jurisdiction dealing with any aspect of the health or safety of employees;

            "Order" means any order (draft or otherwise), judgment, injunction, decree, award or writ of any court, tribunal, arbitrator, Governmental Authority, or other Person;

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            "ordinary course" or "normal course", when used in relation to the conduct of the Business, means any transaction which constitutes an ordinary day-to-day business activity of the Target Group conducted in a commercially reasonable and businesslike manner consistent with the past practices of the Target Group;

            "Other Sellers" means all of the Sellers other than the Principals;

            "Parties" means collectively each of the signatories to this Agreement, and "Party" means any one of them;

            "Patents" means all patents, the inventions claimed therein and all applications therefor of the Target Group, including patents which may be issued out of such applications (including divisions, reissues, renewals, re-examinations, continuations, continuations in part and extensions), applied for or registered in any jurisdiction;

            "Pension Plan" means each of the Benefit Plans that is a "Registered Pension Fund or Plan" as that term is defined in subsection 248(1) of the Income Tax Act (Canada);

            "Permitted Encumbrances" means:

            (a)   encumbrances listed in Schedule 3.1.21; and

            (b)   Equipment Leases for office equipment listed in Schedule
                  3.1.23;

            "Person" shall be broadly interpreted and includes an individual, body corporate, partnership, joint venture, trust, association, unincorporated organization, the Crown, any Governmental Authority or any other entity recognized by law;

            "Prime Rate" for any day means the rate of interest expressed as a rate per annum that the Toronto Dominion Bank establishes at its head office in Toronto as the reference rate of interest that it will charge on that day for Canadian dollar demand loans to its customers in Canada and which it at present refers to as its prime rate;

            "Principals" means collectively Alan Villett, A. Bruce Cameron and George Anderson (and includes any corporate Seller controlled by any of them or controlled by any of their Associates and/or Affiliates);

            "Purchase Price" means the purchase price to be paid by the Buyer to the Sellers for the Purchased Shares as provided in Section 2.2;

            "Purchased Shares" means all of the issued and outstanding common shares of Marlon as more particularly described in Schedule 3.1.1;

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            "Release" includes releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, migrating, escaping, leaching, disposing, dumping, depositing, spraying, burying, abandoning, incinerating, seeping or placing, or any similar action defined in any Environmental Law;

            "Remedial Order" means any Order issued, filed or imposed pursuant to any Environmental Law and includes any Order requiring any remediation or clean-up of any Hazardous Substance, or requiring that any Release, Disposal or other activity be reduced, modified or eliminated;

            "Rights" means any options, rights, warrants or subscription privileges issued or granted by a body corporate (whether or not currently exercisable or exercisable on conditions) to purchase Voting Securities, Convertible Securities or shares of such body corporate;

            "Target Group" means collectively Marlon and Marlon Recreational, and, as the context permits or requires, either of them;

            "Taxes" means all taxes and similar governmental charges, including interest and penalties associated therewith, whether disputed or not, including Canadian federal, provincial, territorial, municipal and local, foreign or other income, franchise, capital, real property, personal property, withholding, payroll, employer health, transfer, GST, sales, use, consumption, excise, customs, duties, anti-dumping, countervail, value added taxes, Canada and Quebec pension plan contributions, employment insurance premiums and all other taxes and similar governmental charges of any kind for which the Sellers may have any liability imposed by any Governmental Authority;

            "Tax Returns" means all reports, returns and other documents filed or required to be filed by the Target Group in respect of Taxes or in respect of or pursuant to any domestic or foreign federal, provincial, state, municipal, territorial or other taxing statute;

            "Technical Information" means all right, title and interest in and to all know-how of the Target Group including:

            (a) all information of a scientific, technical or business nature whether in oral, written, graphic, machine readable, electronic or physical form; and

            (b) all patterns, plans, designs, research data, research plans, trade secrets and other proprietary know-how, processes, formulas, drawings, technology, computer software and related manuals, unpatented blueprints, flow sheets, equipment and parts lists, instructions, manuals, records and procedures;

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            "Technology" means the Intellectual Property Rights and the
            Technical Information;

            "Trade Marks" means all trade-marks, trade names, designs, graphics, logos and other commercial symbols of the Target Group, whether registered or not;

            "Voting Securities" means the common shares of a body corporate and all other securities of such body corporate of any kind or class having power to vote for the election of directors either under all circumstances or in certain circumstances or in certain events (whether such circumstances or events exist or have occurred); and

            "Wireless Shares" means common shares in the capital of the Buyer.

1.2         Statutes

            Unless specified otherwise, reference in this Agreement to a statute refers to that statute as it may be amended, or to any restated or successor legislation of comparable effect.

1.3         Generally Accepted Accounting Principles

            All accounting and financial terms used herein, unless specifically provided to the contrary, shall be interpreted and applied in accordance with Generally Accepted Accounting Principles.

1.4         Headings

            The division of this Agreement into articles, sections, subsections and schedules and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The article, section, subsection and schedule headings in this Agreement are not intended to be full or precise descriptions of the text to which they refer and are not to be considered part of this Agreement. All uses of the words "hereto", "herein", "hereof", "hereby" and "hereunder" and similar expressions refer to this Agreement and not to any particular section or portion of it. References to an Article, Section, Subsection or Schedule refer to the applicable article, section, subsection or schedule of this Agreement.

1.5         Number and Gender

            In this Agreement, words in the singular include the plural and vice versa and words in one gender include all genders.

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1.6         Entire Agreement

            This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, negotiations, discussions and understandings, written or oral, between the Parties. There are no representations, warranties, conditions, other agreements or acknowledgements, whether direct or collateral, express or implied, that form part of or affect this Agreement, or which induced any Party to enter into this Agreement or on which reliance is placed by any Party, except as specifically set forth in this Agreement or in the Closing Documents.

1.7         Amendment

            This Agreement may be amended, modified or supplemented only by the written agreement of the Parties.

1.8         Waiver of Rights

            Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

1.9         Schedules

            The following Schedules form part of this Agreement:

            Schedule         Description of Schedule
            --------         -----------------------
             3.1.1           Capital of the Target Group
             3.1.6           List of Consents
             3.1.7           List of Directors and Officers
             3.1.8           Location of Assets
             3.1.9           Copies of Financial Statements
             3.1.11          Tax Matters
             3.1.12          Description of Contracts and Contractual Rights
             3.1.13          Description of Equipment
             3.1.14          List of Employees
             3.1.16          List and Description of Benefit Plans
             3.1.17          Description of Litigation
             3.1.18          Description of Insurance Policies
             3.1.19          Description of Encumbrances
             3.1.21          Description of Leases
             3.1.22          List of Major Customers and Suppliers
             3.1.23          Description of Equipment Leases
             3.1.24          Licences

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            Schedule         Description of Schedule
            --------         -----------------------
             4.3             Bank Accounts
             6.3             Addresses of Sellers


1.10        Applicable Law

            This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws in force in the Province of British Columbia (excluding any conflict of laws, rule or principle which might refer such interpretation to the laws of another jurisdiction). Each Party irrevocably submits and agrees to attorn to the non-exclusive jurisdiction of the courts of British Columbia with respect to any matter arising hereunder or related hereto.

1.11        Currency

            Unless specified otherwise, all statements of or references to dollar amounts in this Agreement are to Canadian dollars.

1.12        Tender

            Any tender of documents or money hereunder may be made upon the Parties or their respective counsel and money shall be tendered by official bank draft drawn upon a Canadian chartered bank or by negotiable cheque payable in Canadian funds and certified by a Canadian chartered bank.

1.13        Performance on Holidays

            If any action is required to be taken pursuant to this Agreement on or by a specified date which is not a Business Day, then such action shall be valid if taken on or by the next succeeding Business Day.

1.14        Calculation of Time

            In this Agreement, a period of days shall be deemed to begin on the first day after the event which began the period and to end at 6:00 p.m. (Toronto time) on the last day of the period. If, however, the last day of the period does not fall on a Business Day, the period shall terminate at 6:00 p.m. (Toronto time) on the next Business Day.

1.15        Third Party Beneficiaries

            Nothing in this Agreement or in any Closing Document is intended expressly or by implication to, or shall, confer upon any Person other than the Parties and their Representatives, any rights or remedies of any kind.

1.16        Knowledge of the Sellers

            Where any representation or warranty contained in this Agreement is expressly qualified by reference to the "knowledge" or "awareness" of the Sellers it shall be deemed to refer and be limited to the knowledge of the Principals and the knowledge each of the Principals would have had if he had conducted a diligent inquiry into the relevant subject matter. Each of the Principals confirms that he has made due and diligent inquiry of such Persons as he considers necessary as to the matters that are the subject of such representations and warranties.

1.17        Shareholders' Agreement

            Sellers acknowledge and confirm that the shareholders' agreement dated December 31, 1998 (as amended on October 1, 2000) between Marlon and the Sellers has been terminated and is of no force and effect and that the Target Group is not a party to any shareholders' agreement on the date hereof.

ARTICLE 2
PURCHASE AND SALE OF THE PURCHASED SHARES

2.1         Purchase and Sale of the Purchased Shares

            The Buyer agrees to purchase the Purchased Shares and each of the Sellers agree to sell all of their Purchased Shares and to transfer such Purchased Shares to the Buyer on the terms and conditions contained in this Agreement.

2.2         Purchase Price

            The purchase price (the "Purchase Price") payable by the Buyer to the Sellers at the Closing Time for the Purchased Shares shall be 1,325,000 Wireless Shares issued from the treasury of the Buyer and allocated to the Sellers as follows:

                                            No. of                      No. of
  Seller                                    Purchased Shares            Wireless Shares
  ------                                    ----------------            ---------------
  A. Bruce Cameron                                 6,481                      91,196
  E. Rose Steinke                                 15,000                     211,070
  Quasar Paging Ltd.                              15,171                     213,476
  Quasar Communications Ltd.                         145                       2,040
  Car-Jen Holdings Ltd.                           15,124                     212,815
  Thomas Communications Ltd.                      15,079                     212,182
  I. Toombs & Sons Homes Ltd.                     10,088                     141,952
  Clarence Knippel and Lydia Knippel
  (jointly)                                        5,825                      81,966
  Alan Villett                                     6,250                      87,946
  Robert C. King                                   5,000                      70,357
                                                  ------                   ---------
  Total                                           94,163                   1,325,000

2.3         Delivery of Certificates

            The Sellers shall transfer and deliver to the Buyer at the Closing Time share certificates representing the Purchased Shares duly endorsed in blank for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank, and the Buyer shall issue and deliver to the Sellers share certificates representing the Wireless Shares.

2.4         Place of Closing

            The Closing shall take place at the Closing Time simultaneously at the offices of Fasken Martineau DuMoulin LLP and Hamilton, Duncan, Armstrong & Stewart (or at such other place as may be agreed upon by the Sellers and the Buyer) by way of facsimile transmissions and/or .pdf transmissions over the Internet, and all Closing Documents shall be held in escrow until all deliveries and payments have been completed and all parties have agreed to terminate the escrow.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1         Representations and Warranties of Sellers

            The Sellers represent and warrant to the Buyer as set out in the following subsections of this Section and acknowledge that the Buyer is relying upon such representations and warranties in entering into this Agreement, provided that:

      (a) the representations and warranties set out in Sections 3.1.2, 3.1.3, 3.1.5(a)(iv), 3.1.5(b), 3.1.7(c), 3.1.7(d), and 3.1.7(e) are made severally by such Seller exclusively in respect of such Seller and such Seller's assets; and

      (b) all of the other representations and warranties are made jointly and severally by the Principals and severally by the Other Sellers.

3.1.1       Authorized and Issued Capital of the Target Group

            The authorized and issued capital of the Target Group is set forth in Schedule 3.1.1 and all such issued shares have been validly issued and are outstanding as fully paid and non-assessable shares.

3.1.2       Title to Purchased Shares

            The Purchased Shares are owned by each of the Sellers beneficially and of record as set out in Section 2.2. The Sellers now have, and on Closing the Buyer shall acquire, good and marketable title to all of the Purchased Shares, free and clear of all Encumbrances. There are no restrictions on the transfer of the Purchased Shares, except those set forth in the Articles.

3.1.3       No Options

            No Person other than the Buyer has any oral or written agreement, option, warrant, right, privilege or any other right capable of becoming any of the foregoing (whether legal, equitable, contractual or otherwise) for the purchase, subscription or issuance of any unissued shares, Voting Securities, Convertible Securities or Rights of the Target Group.

3.1.4       Subsidiaries

            Except for the shares of Marlon Recreation owned by Marlon, the Target Group does not own any shares or securities of any other body corporate.

3.1.5       Absence of Conflicting Agreements

            None of the execution and delivery of, or the observance and performance by any of the Sellers of, any covenant or obligation under this Agreement or any Closing Document to which it is a party, or the Closing:

      (a) contravenes or results in, or will contravene or result in, a violation of or a default under (with or without the giving of notice or lapse of time, or both) or in the acceleration of any obligation under:

            (i)   any Applicable Law;

            (ii)  any Licence;

            (iii) the articles, by-laws, directors or shareholders resolutions of any of the Sellers or the Target Group;

            (iv) the provisions of any agreement, including mortgage, security document, obligation or instrument, to which the Sellers or the Target Group are a party, or by which any of them are bound or affected;

      (b) result in the creation or imposition of any Encumbrance on the Sellers, the Target Group or any of the Assets; or

      (c) relieve any other party to any Contract, Lease, Equipment Lease or Contractual Right, of that party's obligations thereunder or enable it to terminate its obligations thereunder.

3.1.6       Consents, Approvals

            Except as set forth in Schedule 3.1.6, no consent, approval, Licence, Order, authorization, registration or declaration of, or filing with, any Governmental Authority or other Person is required by the Sellers or the Target Group, in connection with (a) the Closing, (b) the execution and delivery by the Sellers of this Agreement or the Closing Documents to which they are a party, (c) the observance and performance by any Seller of its obligations under this Agreement or the Closing Documents to which it is a party or (d) to avoid the loss of any Licence relating to the Business.

3.1.7       Corporate Matters

      (a) Marlon is duly incorporated, organized and not dissolved under the Canada Business Corporations Act. No proceedings have been taken or authorized by the Sellers or, to the Sellers' knowledge, by any other Person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of Marlon.

      (b) Marlon Recreational is duly incorporated, organized and not dissolved under the laws of British Columbia. No proceedings have been taken or authorized by the Sellers or, to the Sellers' knowledge, by any other Person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of Marlon Recreational.

      (c) The Sellers have all necessary power and authority to execute and deliver, and to observe and perform their respective covenants and obligations under this Agreement and the Closing Documents to which they are a party.

      (d) The Sellers have taken all action necessary to authorize the execution and delivery of, and the observance and performance of their respective covenants and obligations under, the Agreement and the Closing Documents to which they are a party.

      (e) This Agreement has been, and each Closing Document to which any Seller is a party will on Closing be, duly executed and delivered by such Seller, and this Agreement constitutes, and each Closing Document to which such Seller is a party will on Closing constitute, a valid and binding obligation of such Seller enforceable against it in accordance with its terms.

      (f) To the knowledge of the Sellers, the Target Group has all necessary power and authority to own or lease its assets and to carry on its business as at present carried on and neither the nature of the Business nor the location or character of any of the Assets requires the Target Group to be registered, licensed or otherwise qualified as an extra-provincial or foreign corporation or to be in good standing in any jurisdiction other than jurisdictions where it is duly registered, licensed or otherwise qualified and in good standing for such purpose.

      (g) A true copy of all articles and by-laws of the Target Group have been delivered to the Buyer by the Sellers on or before the Closing Date. Such articles and by-laws of the Target Group constitute all of the constating documents and by-laws of the Target Group, are complete and correct and are in full force and effect.

      (h) The original or true copies of all corporate records of the Target Group have been delivered to the Buyer's solicitors for review prior to the Closing Date. Such corporate records have been maintained in accordance with Applicable Law and contain complete and accurate:

            (i) minutes of all meetings of the directors, any committee thereof and the shareholders of the Target Group held since the date of incorporation;

            (ii) originals or true copies of all resolutions of the directors, any committee thereof and the shareholders of the Target Group passed by signature in writing since the date of incorporation; and

            (iii) all waivers, notices and other documents required by law to be contained therein,

            and reflect all actions taken and resolutions passed by the directors and shareholders of the Target Group since the date of incorporation.

            All resolutions contained in such records have been duly passed and all such meetings have been duly called and held. The share certificate books, register of shareholders, register of transfer and registers of directors of the Target Group are complete and accurate.

      (i) The list of officers and directors in Schedule 3.1.7 constitutes a complete and accurate list of all officers and directors of the Target Group on the date hereof.

3.1.8       Business Location of Target Group

            The Business is carried on solely in the provinces of British Columbia, Alberta, Saskatchewan and Manitoba and all assets of the Business are located in such provinces and locations as set forth in Schedule 3.1.8.

3.1.9       The Financial Statements

            The Financial Statements:

      (a) have been prepared in accordance with Generally Accepted Accounting Principles, applied on a basis consistent with that of the preceding periods;

      (b)   are complete and accurate in all respects;

      (c) accurately disclose the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Target Group and the results of the operations of the Target Group, as at the dates thereof and for the periods covered thereby;

      (d) reflect all proper accruals as at the dates thereof and for the periods covered thereby of all amounts which, though not payable until a time after the end of the relevant period, are attributable to activities undertaken during that period; and

      (e) contain or reflect adequate reserves for all liabilities and obligations of the Target Group of any nature, whether absolute, contingent or otherwise, matured or unmatured, as at the date thereof.

            No information has become available to the Sellers that would render the Financial Statements incomplete or inaccurate. The Condition of the Business as of the date hereof is at least as good as the financial condition reflected in the December 31, 2003 unaudited financial statements of the Target Group.

3.1.10      Absence of Changes

            Since the Bring-Down Date:

      (a) the Target Group has conducted the Business in the ordinary course, have not incurred any debt, obligation or liability out of the ordinary course of business or of an unusual or extraordinary nature and has used its best efforts to preserve the Business and the Assets;

      (b) there has not been any change in the Condition of the Business, other than changes in the ordinary course of business, and such changes have not, either individually or in the aggregate, been and have not had nor may they be reasonably expected to have, either before or after the Closing Time, an effect on the Condition of the Business; and

      (c) declared or paid or authorized or agreed or otherwise become committed to declare or pay, any dividend or other distribution to or for the personal benefit of its shareholders.

3.1.11      Tax Matters

            To the knowledge of the Sellers:

      (a) Payment of Taxes. The Target Group has paid all Taxes payable by it or for which it is liable, whether or not such Taxes were reflected on its Tax Returns and has paid all assessments and reassessments it has received in respect of Taxes. The Target Group has paid in full all Taxes accruing due on or before the date hereof which are not reflected in its Tax Returns, including all instalments due for its current taxation year, or will have made adequate provision in the Financial Statements for the payment of such Taxes. The provisions for Taxes reflected in the Financial Statements are sufficient to cover all liabilities for Taxes that have been assessed against the Target Group, whether or not disputed, or that are accruing due by the Target Group during the periods covered by the Financial Statements and all prior periods. Since the date of such statements, the Target Group has not incurred any liability, whether actual or contingent, for Taxes or engaged in any transaction or event which would result in any liability, whether actual or contingent, for Taxes, other than in the ordinary course of business.

      (b) Withholdings. Except as set out in Schedule 3.1.11, the Target Group has withheld from each payment made to any of its current or former employees, officers and directors, and to all persons who are non-residents of Canada for the purposes of the Income Tax Act (Canada) all amounts required by law and will continue to do so until the Closing Time and has remitted such withheld amounts within the prescribed periods to the appropriate Governmental Authority. The Target Group has remitted all Canada Pension Plan contributions, unemployment insurance premiums, employer health taxes and other Taxes payable by it in respect of its employees and has or will have remitted such amounts to the proper Governmental Authority within the time required by Applicable Law. The Target Group has charged, collected and remitted on a timely basis all Taxes as required by Applicable Law on any sale, supply or delivery whatsoever, made by the Target Group.

      (c) Retail Sales Tax. The Target Group has paid all Taxes imposed by applicable retail sales tax legislation on the acquisition of its tangible personal property.

      (d) GST. The Target Group is a registrant for the purposes of GST provided for under the Excise Tax Act (Canada) and its only GST registration numbers are 130214042RT0001 for Marlon and 899909931RT0001 for Marlon Recreational.

3.1.12      Contracts

      (a) Except for the Contracts, Contractual Rights, Equipment Leases and Leases, the Target Group is not a party to or bound by any contract, agreement, lease or commitment, whether oral or written. The Sellers have delivered true and correct copies of the Contracts, Equipment Leases and Leases to the Buyer.

      (b) To the knowledge of the Sellers, except as disclosed on Schedule 3.1.12, 3.1.21 and 3.1.23, the Contracts, Equipment Leases and Leases are all in good standing and in full force and effect with no amendments. All of the Contracts, Equipment Leases and Leases are valid and binding obligations of the parties thereto enforceable in accordance with their respective terms. The Target Group has materially complied with all material terms thereof, has paid all amounts due thereunder, has not waived any rights thereunder and no default or breach exists in respect thereof on the part of any of the parties thereto and no event has occurred which, after the giving of notice or the lapse of time or both, would constitute such a default or breach. All amounts payable to the Target Group under the Contracts, Equipment Leases and Leases are still due and owing to the Target Group without any right of set-off. Schedule 3.1.12 also sets forth all quotations, orders or tenders for contracts which remain open for acceptance. The Target Group is not a party to any Contract, Equipment Lease or Lease which it does not have the capacity to perform, including the necessary personnel, equipment and supplies. No purchase commitment of the Target Group is in excess of its normal business requirements or is not terminable by the Target Group without penalty on thirty
            (30) days' notice.

3.1.13      Equipment

            Schedule 3.1.13 contains a list of all Equipment used in the Business. Except for cell phones, computers and miscellaneous small tools in the possession of the Target Group's sales personnel, the Equipment is located at 10840 - 124th Street, Surrey, BC, V3V 4T7. The Target Group owns or leases all of the Equipment, such Equipment being all of the tangible personal property necessary to operate the Business as now conducted.

3.1.14      Employees

            Schedule 3.1.14 contains:

      (a) the names and titles of all Employees together with the location of their employment;

      (b)   the date each Employee was hired;

      (c) a list of all written employment contracts between the Target Group and any Employee;

      (d) the rate of annual remuneration of each Employee at the date hereof, any bonuses paid since the end of the last completed financial year for the Target Group and all other bonuses, incentive schemes and benefits to which each Employee is entitled;

      (e) the amount of vacation pay to which each Employee is entitled on the date hereof;

      (f) the names of all retired employees of the Target Group who are entitled to benefits from the Target Group and the nature of such benefits;

      (g) the names of all Non-Active Employees, the reason they are Non-Active Employees, whether they are expected to return to work and if so, when, and the nature of any benefits to which such Non-Active Employees are entitled from the Target Group; and

      (h) particulars of all other material terms and conditions of employment or engagement of the Employees and the positions held by them.

            Except as disclosed in Schedule 3.1.14, no Employee is employed under a contract which cannot be terminated by the Target Group with or without notice, except for those Employees who are employed on indefinite hirings requiring reasonable notice of termination by Applicable Law. All salespersons employed by the Target Group are employed on a full-time basis and exclusively by the Target Group and do not represent or sell products not sold by the Target Group. The Target Group is in material compliance (and the Sellers are not aware of any non-compliance) with all labour and employment equity legislation applicable to the Target Group and the Employees, including all employment standards, human rights, labour relations, occupational health and safety, pay equity, employment equity and workers' compensation or workplace safety and insurance legislation and there are no outstanding claims, complaints, investigations or orders under such legislation.

3.1.15      Collective Agreements

            The Target Group is not a party, either directly or by operation of law, to any Collective Agreement and there are no threatened or pending union organizing activities involving the Employees.

3.1.16      Benefit Plans

            Except as set forth in Schedule 3.1.16, the Target Group is not a party to or bound by, nor does the Target Group have any liability or contingent liability with respect to, any Benefit Plans that are material to the Business and that impose any binding legal obligation on the Target Group. Schedule
3.1.16 contains a true and complete list of each Benefit Plan. No Benefit Plan is a Pension Plan. The Target Group does not have any formal plan or commitment, whether legally binding or not, to create any additional Benefit Plan or to modify or change any existing Benefit Plan that would affect any Employee or former employee of the Target Group, except such modification or amendment as may be required to be made to secure the continued registration of any existing Benefit Plan with each applicable Governmental Authority.

            There are no pending, threatened or anticipated claims by or on behalf of any of the Benefit Plans, including claims by or on behalf of any of the Benefit Plans against any Person (other than routine claims for benefits).

3.1.17      Litigation

            Except as disclosed in Schedule 3.1.17, there is no claim, demand, suit, action, cause of action, dispute, proceeding, litigation, investigation, grievance, arbitration, governmental proceeding or other proceeding including appeals and applications for review, in progress against, by or relating to the Target Group, nor to the knowledge of the Sellers are any of the same pending or threatened. The Sellers are not aware of any state of facts which would provide a valid basis for any of the foregoing. There is not at present outstanding or pending against the Target Group any Order that affects the Target Group in any way or that in any way relates to this Agreement or the transactions contemplated in it.

3.1.18      Insurance

            The Target Group is insured by reputable insurers against liability, loss and damage in such amounts and against such risks as disclosed in Schedule
3.1.18 and there are no claims currently outstanding thereunder.

3.1.19      Title to Properties

            Except for Permitted Encumbrances, the Target Group has good and marketable title to all of the Assets free and clear of all Encumbrances. Those Assets listed in the Schedules are accurately described in the Schedules and constitute all of the Assets owned by or licensed to the Target Group which are necessary or desirable to operate the Business as it has been operated by the Target Group in the ordinary course in the past.

3.1.20      Environmental Matters

            The Target Group has not caused or permitted, and the Sellers do not have any knowledge of, the Release or Disposal of any Hazardous Substance on, from, under or to the Leased Premises or of any Release or Disposal from a facility owned or operated by any other Person, including previous owners, for which the Buyer may have liability.

3.1.21      Real Property and the Leased Premises

      (a) The Target Group does not own, directly or indirectly, any real property.

      (b) Schedule 3.1.21 sets forth a true and complete list of the Target Group's real property leases and rights of occupancy and identifies the tenant.

      (c) All payments required to be paid by the Target Group pursuant to the Leases have been paid when due and the Target Group is not otherwise in default in meeting its obligations under any of the Leases.

      (d) The Target Group has not waived, or omitted to take any action in respect of, any of its rights under any Lease.

      (e) There are no matters affecting the right, title and interest of the Target Group in and to the Leased Premises which, in the aggregate, would affect the ability to carry on the Business upon the Leased Premises substantially in the manner in which such operations are currently carried on.

3.1.22      Major Suppliers and Customers

            Schedule 3.1.22 contains a list of each supplier of goods and services to, and each customer of, the Business to whom the Target Group paid or billed in excess of $50,000 in the aggregate during the twelve (12) month period ending December 31, 2003 together with, in each case, the amount so billed or paid. To the knowledge of the Sellers, neither such list nor any information relating to customers or suppliers of the Target Group have, within three (3) years prior to the date of this Agreement, been made available to any Person other than the Buyer, no such supplier or customer has any intention to change its relationship or any material terms upon which it will conduct business with the Target Group and there has been no interruption to or discontinuity in any customer or supplier arrangements or relationships referred to in this Section
3.1.22 and, except as disclosed in Schedule 3.1.22, the Target Group has not entered into any fixed price commitments (whether written or oral) which extend beyond the Closing Date.

3.1.23      Equipment Leases

            Schedule 3.1.23 sets forth a true and complete list of all Equipment Leases. All of the Equipment Leases are in full force and effect and, to the knowledge of the Sellers, no default exists on the part of the Target Group or on the part of any of the other parties thereto.

3.1.24      Licences

            The only Licences necessary or desirable for the operation of the Business and the ownership of the Assets are listed in Schedule 3.1.24 and are in full force and effect unamended. The Target Group is in compliance in all respects with all provisions of the Licences and there are no proceedings in progress, or to the knowledge of the Sellers, pending or threatened, which may result in revocation, cancellation, suspension or any adverse modification of any of the Licences.

3.1.25      Occupational Health and Safety

            The Buyer has been provided with all inspection reports under Occupational Health and Safety Acts relating to the Target Group. To the knowledge of the Sellers, there are no outstanding inspection Orders nor any pending or threatened charges made under any Occupational Health and Safety Acts relating to the Target Group or the Business, there have been no fatal or critical accidents within the last year which might lead to charges under Occupational Health and Safety Acts, the Target Group has complied in all respects with any Orders issued under Occupational Health and Safety Acts and there are no appeals of any Orders under Occupational Health and Safety Acts relating to the Target Group which are currently outstanding.

3.1.26      Workers' Compensation

            There are no notices of assessment, provisional assessment, reassessment, supplementary assessment, penalty assessment or increased assessment (collectively, "assessments") or any other communications related thereto which the Target Group has received from any workers' compensation or workplace safety and insurance board or similar authorities in any jurisdictions where the Business is carried on and there are no assessments which are unpaid on the date hereof or which will be unpaid at the Closing Time and there are no facts or circumstances which may result in an increase in liability to the Target Group from any applicable workers' compensation or workplace safety and insurance legislation, regulations or rules after the Closing Time. The Target Group's accident cost experience relating to the Business is such that there are no pending or possible assessments and there are no claims or potential claims which may adversely affect the accident cost experience of the Target Group.

3.1.27   Accounts Receivable

            All Accounts Receivable have been accurately recorded in the Accounting Records, are bona fide, good and collectible at the full face value, without discount, rebate, set-off or counterclaim, except for proper and sufficient allowances for doubtful accounts provided for in the Accounting Records. The Target Group's rights in respect of its Account Receivables, and under the security related thereto, will be enforced by the Target Group up to the Closing Time in accordance with normal business practices and will not be waived, modified or compromised in any manner.

3.1.28      Books and Records

            The Sellers have made available to the Buyer all Books and Records of or relating to the Target Group. The Books and Records:

      (a) accurately reflect the basis for the financial condition and the revenues, expenses and results of the operations of the Target Group shown in the Financial Statements; and

      (b) together with all disclosures made in this Agreement or in the schedules hereto, present fairly the financial condition and the revenues, expenses and results of the operations of the Target Group as of and to the date hereof.

3.1.29      Securities Legislation

            The Target Group is a closely-held issuer within the meaning of the Securities Act (British Columbia) and the sale of the Purchased Shares to the Buyer will be made in compliance with all Applicable Law.

3.1.30      Investment Canada Act

            The Target Group is a "WTO Investor" as defined in the Investment Canada Act. The Target Group is not engaged in any of the business activities set out in Section 14.1(5) of the Investment Canada Act. The asset value of the Target Group does not exceed $237 million as determined in accordance with the Investment Canada Act.

3.1.31      Disclosure

            No representation or warranty in this Agreement contains any untrue statement of a material fact and the representations and warranties contained in this Agreement do not omit to state any material fact necessary to make any of the representations or warranties contained herein not misleading to a prospective purchaser of the Purchased Shares seeking full information as to the Purchased Shares, the Target Group, the Business and/or the Assets.

3.2         Representations and Warranties of the Buyer

            The Buyer represents and warrants to the Sellers as set out in the following Subsections of this Section and acknowledges that the Sellers are relying upon such representations and warranties in entering into this Agreement.

3.2.1       Corporate Matters

      (a) The Buyer is a corporation duly incorporated, organized and not dissolved under the laws of its jurisdiction of incorporation. No proceedings have been taken or authorized by the Buyer or, to the best of the Buyer's knowledge, by any other Person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of the Buyer.

      (b) The Buyer has all necessary power and authority to execute and deliver, and to observe and perform its covenants and obligations under, the Agreement and the Closing Documents to which it is a party.

      (c) The Buyer has taken all action necessary to authorize the execution and delivery of, and the observance and performance of its covenants and obligations under, the Agreement and the Closing Documents to which it is a party.

      (d) This Agreement has been, and each Closing Document to which the Buyer is a party will on Closing be, duly executed and delivered by the Buyer, and this Agreement constitutes, and each Closing Document to which the Buyer is a party will on Closing constitute, a valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms.

3.2.2       Absence of Conflicting Agreements

            None of the execution and delivery of, nor the observance and performance by the Buyer of, any covenant or obligation under, the Agreement and the Closing Documents to which it is a party or the Closing contravenes or results in (with or without the giving of notice or lapse of time, or both) or will contravene or violate in any material respect or result in any material breach or default of, or acceleration of any obligation under:

      (a)   any Applicable Law;

      (b)   any Licence;

      (c) the articles, by-laws, directors or shareholders resolutions of the Buyer; or

      (d) the provisions of any agreement, including mortgage, security document, obligation or instrument, to which the Buyer is a party, or by which it is bound or affected.

3.2.3       Investment Canada Act

            The Buyer is a "WTO Investor" as defined in the Investment Canada
Act.

3.2.4       Consents and Approvals

            No consent, approval, Licence, Order, authorization, registration or declaration of, or filing with, any Governmental Authority is required by the Buyer in connection with:

      (a)   the Closing;

      (b) the execution and delivery by the Buyer of this Agreement or any Closing Document to which it is a party; or

      (c) the observance and performance by the Buyer of its obligations under this Agreement or any Closing Documents to which it is a party.

3.2.5       Wireless Shares

            Other than resale restrictions arising under Applicable Law, all Wireless Shares issued hereunder to the Sellers will be validly issued and outstanding, fully paid and non-assessable and shall be free and clear of all liens, mortgages, charges, security interests, pledges, encumbrances, demands, pre-emptive rights and adverse claims of whatsoever nature.

3.3         Commission

            Each Party represents and warrants to each other Party that no other Party will be liable for any brokerage commission, finder's fee or other similar payment in connection with the transactions contemplated hereby because of any action taken by, or agreement or understanding reached by, that Party.

3.4         Non-Waiver

            No investigations made by or on behalf of the Buyer at any time shall waive, diminish the scope of or otherwise affect any representation or warranty made by the Sellers (or any individual Seller) in this Agreement or in any Closing Document. No waiver by the Buyer of any condition, in whole or in part, shall operate as a waiver of any other condition.

3.5         Qualification of Representations and Warranties

            Any representation or warranty made by a Party as to the enforceability of this Agreement or any Closing Document against such Party is subject to the following qualifications:

      (a) specific performance, injunction and other equitable remedies are discretionary and, in particular, may not be available where damages are considered an adequate remedy; and

      (b) may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other laws generally affecting enforceability of creditors' rights.

3.6         Survival of Representations and Warranties of Sellers

            All representations, warranties, statements, covenants and agreements made by the Sellers in this Agreement or any Closing Document shall survive the Closing as follows:

      (a) the representations and warranties of the Sellers set forth in Subsections 3.1.1, 3.1.2, 3.1.3, 3.1.4, 3.1.20 and 3.1.29 of this
            Agreement shall survive the Closing and continue without time limit;

      (b) the representations and warranties set forth in Section 3.1.11 shall survive the Closing Date and continue until six months following the expiration of any time within which an assessment, reassessment or similar document or determination may be issued under any Applicable Law;

      (c) all of the other representations and warranties contained in this Agreement or any Closing Document shall survive for a period of one
            (1) year from the Closing Time. After such period, the Sellers shall not have any further liability hereunder with respect to such representations and warranties except with respect to claims properly made within such period; and

      (d) all covenants and agreements of the Sellers contained in this Agreement or any Closing Document shall survive the Closing and continue without time limit.

            For greater certainty, there shall be no limitation on the right of the Buyer to bring any claim, action or proceeding based on any fraudulent misrepresentation of the Sellers.

3.7         Survival of Representations and Warranties of Buyer

            All representations, warranties, statements, covenants and agreements made by the Buyer in a Closing Document shall survive the Closing as follows:

      (a)   the representations and warranties set forth in Sections 3.2.1 and
            3.2.3 shall survive the Closing without time limit;

      (b) all of the other representations and warranties in this Agreement and in any Closing Document shall survive for a period of one (1) year from the Closing Time. After such period, the Buyer shall have no further liability hereunder with respect to such representations and warranties except with respect to claims properly made within such period; and

      (c) all covenants and agreements of the Buyer contained in this Agreement or any Closing Document shall survive the Closing and continue without time limit.

ARTICLE 4
OTHER COVENANTS

4.1         Filings with Governmental Agencies

            As soon as practicable, the Buyer shall make all filings, notices or requests for approval required to be given or made to any Governmental Authority in connection with the sale and transfer of the Purchased Shares. Each Party shall furnish to the other such information and assistance as it may reasonably request in order to prepare any filings or submissions or notices to be made or given by it but neither the Buyer nor the Sellers shall be obligated to provide to any Governmental Agency any undertakings or commitments other than those that are not unduly onerous or which are commonly provided in transactions of the nature and size contemplated by this Agreement.

4.2      Post-Closing Access

            After the Closing, upon reasonable notice, each of the Buyer and the Sellers will give, or cause to be given, to the representatives, employees, counsel and accountants of the other, access, during normal business hours, to the Books and Records which relate to the Target Group and the Business and which relate to periods prior to the Closing, and will permit such persons to examine and copy such Records to the extent reasonably requested by the other Party in connection with the preparation of tax and financial reporting matters, audits, legal proceedings, governmental investigations and other business purposes. However, the Buyer shall not be obligated to take any action pursuant to this Section that would unreasonably disrupt the Target Group or the Business, violate the terms of any contract to which it is a party or to which it or any of its assets is subject or grant access to any of its proprietary, confidential or classified information. The Sellers, the Buyer and the Target Group will co-operate with each other in the conduct of any tax audit or similar proceedings involving or otherwise relating to the Target Group, the Purchased Shares, the Assets or the Business (or the income therefrom or assets thereof) and each will execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section.

4.3         Bank Accounts

            On Closing the Sellers will have performed all requisite acts and executed all requisite documentation to ensure the signing authorities for all bank accounts, trust accounts and safety deposit boxes set forth in Schedule 4.3 (collectively, the "Bank Accounts") have been transferred or amended (as of the Closing Date) in a manner acceptable to the Buyer.

4.4         Repayment of HSBC Loan

            On Closing, Marlon will have repaid all amounts owing on the credit facility with the Hongkong and Shanghai Bank Banking Corporation Limited ("HSBC") and will provide evidence of such repayment to the Buyer together with the HSBC's discharge, or undertaking to discharge, its security in respect thereof.

4.5         Registration Statement

      (a) No later than ninety (90) days after Closing, Buyer, at its sole cost and expense, shall file a registration statement (the "Registration Statement") with the U.S. Securities and Exchange Commission (the "SEC") covering 662,500 of the Wireless Shares issued as consideration for the Purchased Shares and all of the Wireless Shares issued pursuant to Section 4.6 (such registered shares to be allocated to the Sellers' based on their percentage ownership of the common shares of Marlon);

      (b) Buyer shall prepare and file the Registration Statement with the SEC on a continuous basis pursuant to Rule 415 of the U.S. Securities Act of 1933 (the "U.S. Act") and keep the Registration Statement continuously effective under applicable securities legislation until the earlier of (i) the date when all such Wireless Shares covered by the Registration Statement have been sold by the Sellers or (ii) the date on which such Wireless Shares may be sold pursuant to Rule 144 of the U.S. Act.

      (c) The Sellers shall to co-operate with Buyer in the preparation and filing of the Registration Statement and in the furnishing of information concerning the Sellers for inclusion therein, including any efforts by Buyer to establish the exemption under the U.S. Act of the issue of the Wireless Shares to the Sellers hereunder.

      (d) The Sellers acknowledge that the Registration Statement shall be filed by Buyer on the basis of commercially reasonable efforts and there can be no assurance that such Registration Statement will be declared effective by the SEC. The Sellers also acknowledge that the Registration Statement is not exclusive to the Sellers and that therefore Buyer, as well as other shareholders of Buyer, may, at the sole discretion of Buyer, register other Wireless Shares and/or other securities in connection therewith.

      (e) If both (a) the Registration Statement is not filed by with the SEC by the close of business on the ninetieth (90th) day after the Closing and (b) on such ninetieth (90th) day there is then no other registration statement filed with the SEC by Wireless which has not yet been declared effective by the SEC, the number of Wireless Shares to be issued to the combined Sellers shall be increased by 81,306 shares to be distributed rateably to the Sellers.

4.6         Discharge of Shareholder Loans

            The Sellers represent and warrant that, as of the date hereof, the Target Group (particularly Marlon) is indebted to the Sellers listed below in the aggregate amount of $245,716 (the "Shareholder Loan Amount") as follows:

                                                                         No. of Wireless
    Lender                                         Amount of Loan        Shares to be Issued
    ------                                         --------------        -------------------
    Quasar Paging Ltd.                             $ 44,253              27,116
    Car-Jen Holdings Ltd.                          $ 44,253              27,116
    Thomas Communications Ltd.                     $ 44,253              27,116
    E. Rose Steinke                                $ 44,253              27,116
    I. Toombs & Sons Homes Ltd.                    $ 22,126              13,558
    Clarence and Lydia Knippel (jointly)           $ 14,751               9,039
    Robert C. King                                 $  7,375               4,519
    Alan Villett                                   $  7,375               4,519
    A. Bruce Cameron                               $ 17,077              10,464
                                                   --------             -------
                            Total                  $245,716             150,563

The Sellers agree that the Shareholder Loan Amount will be fully repaid and discharged at Closing in consideration for the issue of Wireless Shares to the Sellers in the amounts listed above.

ARTICLE 5
INDEMNIFICATION

5.1         Definitions

            As used in this Article 5:

            "Calculation Method" with respect to the calculation of any Tax Gross-Up on an Indemnity Payment payable to an Indemnified Party, means that such Tax Gross-Up shall be calculated by using a combined federal and provincial income tax rate applicable to the Indemnified Party in respect of the Indemnity Payment at the time of payment and without and without regard to any losses, credits, refunds or deductions that the Indemnified Party may have which could affect the amount of tax payable on any such Indemnity Payment;

            "Claim" means any act, omission or state of facts and any demand, action, suit, proceeding, claim, assessment, judgment or settlement or compromise relating thereto which may give rise to a right to indemnification under Section 5.2 or 5.3;

            "Direct Claim" means any Claim by an Indemnified Party against an Indemnifier which does not result from a Third Party Claim;

            "Environmental Contamination of the Target Group" means any Hazardous Substance which can be shown:

            (a) to have existed in, at, on or under the Leased Premises or the Assets prior to Closing, whether or not caused by the Target Group; or

            (b) to be present at any other place and to have resulted from the operations of the Target Group or the Business prior to the Closing Time;

            "Environmental Loss" means any Loss suffered or incurred by the Buyer or the Target Group:

            (a) as a result of any Order, Environmental Request or Third Party Claim made against the Buyer or the Target Group in respect of any Environmental Contamination of the Target Group; or

            (b) which are costs incurred by the Buyer which are necessary to remedy any Environmental Contamination of the Target Group, so that the Buyer or its Affiliates can make commercial use of any portion of the Leased Premises or other Assets.

            "Environmental Request" means a written request made by any Governmental Authority to the Buyer or the Target Group pursuant to Environmental Laws which relates to any Environmental Contamination of the Target Group;

            "Indemnifier" means any Party obligated to provide indemnification under this Agreement;

            "Indemnified Party" means any Person entitled to indemnification under this Agreement;

            "Indemnity Payment" means any amount of Loss required to be paid pursuant to Section 5.2 or 5.3;

            "Loss" means any and all loss, liability, damage, cost, expense, charge, fine, penalty or assessment, resulting from or arising out of any Claim, including the costs and expenses of any action, suit, proceeding, demand, assessment, judgment, settlement or compromise relating thereto and all interest, punitive damages, fines and penalties and reasonable legal fees and expenses incurred in connection therewith, including loss of profits and consequential damages;

            "Representative" means each director, officer, employee, agent, solicitor, accountant, professional advisor and other representative of an Indemnified Party;

            "Tax Gross-Up" means with respect to any particular Indemnity Payment, such additional amount (calculated in accordance with the Calculation Method) as is necessary to place the Indemnified Party in the same after-tax position as it would have been in had such amount been received tax free; and

            "Third Party Claim" means any Claim asserted against an Indemnified Party or the Target Group, that is paid or payable to, or claimed by, any Person who is not a Party or an Affiliate of a Party.

5.2         Indemnification by the Sellers

            The Sellers shall indemnify, defend and save harmless the Buyer and each of its Representatives from and against any and all Loss suffered or incurred by them, as a direct or indirect result of, or arising in connection with or related in any manner whatever to:

      (a) subject to Section 3.6, any misrepresentation or breach of warranty made or given by the Sellers in this Agreement, in any Closing Document or in any other document delivered pursuant to this Agreement or any Closing Document;

      (b) any failure by the Sellers to observe or perform any covenant or obligation contained in this Agreement, any Closing Document or in any document delivered pursuant to this Agreement or any Closing Document;

      (c)   any Environmental Loss;

      (d) any Claim against the Target Group instituted prior to or after the Closing Time and whether or not disclosed on Schedule 3.1.17 which is based on an act or omission of the Target Group prior to the Closing Time; or

      (e) any Taxes required to be paid by the Target Group relating to any period ending on or before the Closing Date, in excess of the Taxes accrued as a liability on the Financial Statements, excluding any Taxes arising as a result of the transactions contemplated herein or Taxes incurred in the normal course of the Business.

            The Parties agree that, for the purposes of this Article, any and all Loss suffered or incurred by the Target Group as a direct or indirect result of, or arising in connection with, or related in any manner to the matters referred to in this Section 5.2 shall, dollar-for-dollar, be deemed to be a Loss suffered or incurred by the Buyer.

5.3         Indemnification by the Buyer

            The Buyer shall indemnify, defend and save harmless the Sellers and each of the Sellers' Representatives from and against any and all Loss suffered or incurred by them, as a direct or indirect result of, or arising in connection with or related in any manner whatsoever to:

      (a) subject to Section 3.7, any misrepresentation or breach of any warranty made or given by the Buyer in this Agreement, in any Closing Document or in any document delivered pursuant to this Agreement or any Closing Document; or

      (b) any failure by the Buyer to observe or perform any covenant or obligation contained in this Agreement, in any Closing Document or in any document delivered pursuant to this Agreement or any Closing Document.

5.4         Agency for Representatives

            Each Indemnified Party agrees that it accepts each indemnity in favour of any of its Representatives as agent and trustee of that Representative. Each Party agrees that an Indemnified Party may enforce an indemnity in favour of any of that Party's Representatives on behalf of that Representative.

5.5         Notice of Third Party Claims

            If an Indemnified Party receives notice of the commencement or assertion of any Third Party Claim, the Indemnified Party shall give the Indemnifier reasonably prompt notice thereof, but in any event no later than thirty (30) days after receipt of such notice of such Third Party Claim. Such notice to the Indemnifier shall describe the Third Party Claim in reasonable detail and shall indicate, if reasonably practicable, the estimated amount of the Loss that has been or may be sustained by the Indemnified Party.

5.6         Defence of Third Party Claims

            The Indemnifier may participate in or assume the defence of any Third Party Claim by giving notice to that effect to the Indemnified Party not later than thirty (30) days after receiving notice of that Third Party Claim (the "Notice Period"). The Indemnifier's right to do so shall be subject to the rights of any insurer or other party who has potential liability in respect of that Third Party Claim. The Indemnifier agrees to pay all of its own expenses of participating in or assuming such defence. The Indemnified Party shall co-operate in good faith in the defence of each Third Party Claim, even if the defence has been assumed by the Indemnifier and may participate in such defence assisted by counsel of its own choice at its own expense. The Indemnifier shall not enter into any compromise or settlement of any Third Party Claim without obtaining the prior written consent of the Indemnified Party. If the Indemnified Party has not received notice within the Notice Period that the Indemnifier has elected to assume the defence of such Third Party Claim, the Indemnified Party may, at its option, elect to settle or compromise the Third Party Claim or assume such defence, assisted by counsel of its own choosing and the Indemnifier shall be liable for all reasonable costs and expenses paid or incurred in connection therewith and any Loss suffered or incurred by the Indemnified Party with respect to such Third Party Claim.

5.7         Assistance for Third Party Claims

            The Indemnifier and the Indemnified Party will use all reasonable efforts to make available to the Party which is undertaking and controlling the defence of any Third Party Claim (the "Defending Party"):

      (a) those employees whose assistance, testimony or presence is necessary to assist the Defending Party in evaluating and in defending any Third Party Claim; and

      (b) all documents, records and other materials in the possession of such Party reasonably required by the Defending Party for its use in defending any Third Party Claim,

and shall otherwise co-operate with the Defending Party. The Indemnifier shall be responsible for all reasonable expenses associated with making such documents, records and materials available and for all reasonable expenses of any employees made available by the Indemnified Party to the Indemnifier hereunder, which expense shall not exceed the actual cost to the Indemnified Party associated with such employees.

5.8         Settlement of Third Party Claims

            If an Indemnifier elects to assume the defence of any Third Party Claim as provided in Section 5.6, the Indemnifier shall not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defence of such Third Party Claim. However, if the Indemnifier fails to take reasonable steps necessary to defend diligently such Third Party Claim within thirty (30) days after receiving notice from the Indemnified Party that the Indemnified Party bona fide believes on reasonable grounds that the Indemnifier has failed to take such steps, the Indemnified Party may, at its option, elect to assume the defence of and to compromise or settle the Third Party Claim assisted by counsel of its own choosing and the Indemnifier shall be liable for all reasonable costs and expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnified Party, the Indemnifier shall not enter into any compromise or settlement of any Third Party Claim which would lead to liability or create any financial or other material obligation on the part of the Indemnified Party or materially affect the Business or the Assets.

5.9         Direct Claims

            Any Direct Claim shall be asserted by giving the Indemnifier reasonably prompt written notice thereof, but in any event not later than sixty
(60) days after the Indemnified Party becomes aware of such Direct Claim. The Indemnifier shall then have a period of thirty (30) days within which to respond in writing to such Direct Claim. If the Indemnifier does not so respond within such thirty (30) day period, the Indemnifier shall be deemed to have rejected such Claim, and in such event the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party.

5.10        Failure to Give Timely Notice

            A failure to give timely notice as provided in this Article 5 shall not affect the rights or obligations of any Party except and only to the extent that, as a result of such failure, any Party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure.

5.11        Reductions and Subrogation

            If the amount of any Loss at any time subsequent to the making of an Indemnity Payment is reduced by any recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other Person, the amount of such reduction (less any costs, expenses (including taxes) or premiums incurred in connection therewith), together with interest thereon from the date of payment thereof at the Prime Rate, shall promptly be repaid by the Indemnified Party to the Indemnifier. Upon making a full Indemnity Payment, the Indemnifier shall, to the extent of such Indemnity Payment, be subrogated to all rights of the Indemnified Party against any third party that is not an Affiliate of the Indemnified Party in respect of the Loss to which the Indemnity Payment relates but only if the Indemnifier shall then be in compliance with its obligations under this Agreement in respect of such Loss. Until the Indemnified Party recovers full payment of its Loss, any and all claims of the Indemnifier against any such third party on account of such Indemnity Payment shall be postponed and subordinated in right of payment to the Indemnified Party's rights against such third party. Without limiting the generality or effect of any other provision hereof, the Indemnified Party and Indemnifier shall duly execute upon request all instruments reasonably necessary to evidence and perfect such postponement and subordination.

5.12        Tax Effect

      (a) If any Indemnity Payment received by an Indemnified Party would constitute taxable income to such Indemnified Party, the Indemnifier shall pay a Tax Gross-Up to the Indemnified Party at the same time and on the same terms, as to interest and otherwise, as the Indemnity Payment.

      (b) Any Loss suffered or incurred by an Indemnified Party in respect of a Claim shall be the net after tax loss (Canadian and foreign) actually incurred by the Indemnified Party or reasonably estimated to be incurred by it, which arises in respect of that Claim.

5.13        Payment and Interest

            All Losses shall bear interest at a rate per annum equal to the Prime Rate, calculated and payable monthly, both before and after judgment, with interest on overdue interest at the same rate, from the date that the Indemnified Party disbursed funds, suffered damages or losses or incurred a loss, liability or expense in respect of a Loss, to the date of payment by the Indemnifier to the Indemnified Party. Each Indemnifier shall pay the amount of any Loss set forth in any Claim with all accrued interest thereon within ten
(10) Business Days of receiving notice of a Claim. If such Claim is subsequently determined not to have been valid, the Indemnified Party shall reimburse the Indemnifier for the amount so paid together with interest at the Prime Rate per annum.

5.14        Limitation

      (a) No claims for indemnification may be made by the Buyer against the Sellers under Section 5.2 in respect of any Loss arising in connection with any misrepresentation or breach of warranty made or given by the Sellers in this Agreement, any Closing Document or in any document delivered pursuant to this Agreement or any Closing Document, unless and until the Loss suffered or incurred by the Buyer and by all of its Representatives collectively, in respect of all such misrepresentations or breaches of warranty, shall exceed $25,000 in the aggregate, in which event the amount of all such Loss including such $25,000 amount may be recovered by the Buyer.

      (b) No claims for indemnification may be made by the Sellers against the Buyer under Section 5.3 in respect of any Loss arising in connection with any misrepresentation or breach of warranty made or given by the Buyer in this Agreement, any Closing Document or in any document delivered pursuant to this Agreement or any Closing Document unless and until the Loss suffered or incurred by the Sellers and by all of their Representatives collectively, in respect of all such misrepresentations or breaches of warranty, exceed $25,000 in the aggregate, in which event the amount of all such Loss including such $25,000 amount may be recovered by the Sellers.

      (c) In no event may the aggregate amount claimed by the Buyer in respect of all Losses suffered or incurred by the Buyer, or claimed by the Sellers in respect of all Losses suffered or incurred by the Sellers, exceed $2,500,000 plus all legal and other collection costs incurred in respect thereof. Where any Other Seller is severally liable hereunder for any Loss, in no event may the aggregate amount claimed by the Buyer in respect of all Losses suffered or incurred by the Buyer against such Other Seller exceed an amount equal to such Other Seller's percentage share of the Wireless Shares times $2,500,000.

5.15        Rights in Addition

            The rights of indemnity set forth in this Article 5 are in addition and supplemental to any other rights, actions, claims or causes of action which may arise in respect of this Agreement, any Closing Document and the transactions contemplated hereby.

ARTICLE 6
GENERAL

6.1         Expenses

            Each Party shall pay all expenses it incurs in authorizing, preparing, executing and performing this Agreement and the transactions contemplated hereunder, whether or not the Closing occurs, including all fees and expenses of its legal counsel, bankers, investment bankers, brokers, accountants or other representatives or consultants, provided that reasonable fees of the Sellers' to Hamilton, Duncan, Armstrong & Stewart will be paid by the Target Group.

6.2         Time

            Time is of the essence of each provision of this Agreement.

6.3         Notices

      (a) Method of Delivery. Any notice, demand or other communication (in this Section, a "notice") required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made if:

            (i) delivered in person during normal business hours on a Business Day and left with the recipient (for notice delivered to individuals) or otherwise with a receptionist or other responsible employee of the relevant party at the applicable address set forth below;

            (ii)  sent by prepaid first class mail; or

            (iii) sent by any electronic means of sending messages, including email or facsimile transmission, which produces a paper record ("Transmission") during normal business hours on a Business Day charges prepaid and confirmed by prepaid first class mail;

            in the case of a notice to the Sellers, addressed to them as set out in Schedule 6.3,

            and in the case of a notice to the Buyer, addressed to it at:

            c/o Wireless Age Communications, Inc.
            13980 Jane Street
            King City, Ontario
            L7B 1A3
            Attention: Gary Hokkanen
            Fax No.:   (905) 833-6942
            Email:     gary.hokkanen@thewirelessage.com
            with a copy to:

            Fasken Martineau DuMoulin LLP
            P.O. Box 20
            Suite 3600
            Toronto Dominion Bank Tower
            Toronto-Dominion Centre
            Toronto, Ontario
            M5K 1N6
            Attention: Gary S. Fogler
            Fax No.:   416-362-2381
            Email:     gfogler@tor.fasken.com

      (b) Deemed Delivery. Each notice sent in accordance with this Section shall be deemed to have been received:

            (i) in the case of personal delivery, if delivered before 5:00 p.m., on the day it was delivered; otherwise, on the first Business Day thereafter;

            (ii) in the case of mailing, on the third Business Day after it was mailed (excluding the day of mailing and each Business Day during which there existed any general interruption of postal services due to strike, lockout or other cause); or

            (iii) in the case of electronic transmission, on the same day that it was sent if it was sent before 5:00 p.m. (recipient's time) on such day; otherwise on the first Business Day thereafter.

            Any Party may change its address for notice by giving notice to the other Parties.

6.4         Enurement

            This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation or statutory arrangement of any Party) and permitted assigns.

6.5         Further Assurances

            Each Party shall do such acts and shall execute such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of such acts and will cause the execution of such further documents as are within its power as any other Party may in writing at any time and from time to time reasonably request be done and or executed, in order to give full effect to the provisions of this Agreement and each Closing Document.

6.6         Remedies Cumulative

            The rights and remedies of the Parties under this Agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by any Party hereto of any right or remedy for default or breach of any term, covenant or condition of this Agreement does not waive, alter, affect or prejudice any other right or remedy to which such Party may be lawfully entitled for the same default or breach.

6.7         Set-Off

            Each Party shall be entitled to set-off all amounts owing by it to any other Party against all amounts owing to it by such other Party. In the event that the Buyer commences an action against any Seller, neither the Buyer nor the Target Group shall be obligated to make any payment, or satisfy any of its obligations hereunder, to such Seller until such action is terminated.

6.8         Independent Legal Advice

            Each of the Sellers hereby represents and warrants to the Buyer and the Buyer's legal counsel and acknowledges and agrees that she/he/it has had the opportunity to seek and was not prevented nor discouraged by the Buyer or the Buyer's counsel from seeking independent legal advice prior to the execution and delivery of this agreement and that, in the event that she/he/it did not avail herself/himself/itself of that opportunity prior to signing this agreement, she/he/it did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used by her/him/it as a defence to the enforcement of his obligations under this Agreement.

6.9         Counterparts

            This Agreement may be executed in any number of counterparts. Each executed counterpart shall be deemed to be an original. All executed counterparts taken together shall constitute one agreement.

6.10        Facsimile or Email Execution

            To evidence the fact that it has executed this Agreement, a Party may send a copy of its executed counterpart to all other Parties by facsimile transmission or by .pdf file over the Internet. That Party shall be deemed to have executed this Agreement on the date it sent such transmission. In such event, such Party shall forthwith deliver to the other Party the original counterpart of this Agreement executed by such Party.

            IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.


-----------------------------------          -----------------------------------
Witness                                      A. Bruce Cameron

-----------------------------------          -----------------------------------
Witness                                      E. Rose Steinke


                                             QUASAR PAGING LTD.

                                             -----------------------------------
                                             Authorized Signatory


                                             QUASAR COMMUNICATIONS LTD.

                                             -----------------------------------
                                             Authorized Signatory


                                             CAR-JEN HOLDINGS LTD.

                                             -----------------------------------
                                             Authorized Signatory


                                             THOMAS COMMUNICATIONS LTD.

                                             -----------------------------------
                                             Authorized Signatory


                                             I. TOOMBS & SONS HOMES LTD.

                                             -----------------------------------
                                             Authorized Signatory


-----------------------------------          -----------------------------------
Witness                                      Clarence Knippel


-----------------------------------          -----------------------------------
Witness                                      Lydia Knippel


-----------------------------------          -----------------------------------
Witness                                      Alan Villett


-----------------------------------          -----------------------------------
Witness                                      Robert C. King

                                             WIRELESS AGE COMMUNICATIONS, INC.


                                             -----------------------------------
                                             John Simmonds
                                             Authorized Signatory